Exhibit 32.2

                            MICROPAC INDUSTRIES, INC.

                             CERTICATION PURSUANT TO
                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Micropac Industries, Inc. (the "Company") on Form 10-QSB for the period ending May 28, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Patrick Cefalu, CFO of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


 /s/ Patrick Cefalu
-----------------------------
Patrick Cefalu, CFO
(Principal Financial Officer)